Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING ANNOUNCES REDEMPTION, IN FULL, OF ALL OUTSTANDING 6.75% SENIOR SUBORDINATED NOTES DUE 2014

LAS VEGAS – May 1, 2013 — Boyd Gaming Corporation (NYSE: BYD) announced today that it has notified the trustee for its 6.75% Senior Subordinated Notes due 2014 that on May 30, 2013 it will redeem, in full, all outstanding 6.75% Senior Subordinated Notes due 2014 at a redemption price of 100.000% plus accrued and unpaid interest to the redemption date, May 30, 2013. From and after May 30, 2013, interest on the 6.75% Senior Subordinated Notes shall cease to accrue.

A notice of redemption containing information required by the terms of the indenture governing the 6.75% Senior Subordinated Notes due 2014 will be mailed to noteholders. The address of the paying agent for purposes of surrendering notes in connection with the redemption is:

Registered/Certified Mail:            Air Courier:        In Person:
Wells Fargo Bank N.A.        Wells Fargo Bank N.A.        Wells Fargo Bank
Corporate Trust Operations        Corporate Trust Operations        Northstar East Building
PO Box 1517        N9303-121        608 2nd Ave So., 12th Fl.
Minneapolis, MN 55480-1517        Sixth & Marquette Ave.        Minneapolis, MN 55479
Minneapolis, MN 55479

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's redemption of outstanding indebtedness. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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